UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 11, 2014

EXTERRAN PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16666 Northchase Drive, Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 836-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement

Purchase and Sale Agreement

On July 11, 2014, EXLP Operating LLC, our wholly-owned subsidiary (“EXLP Operating”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with MidCon Compression, L.L.C. (“MidCon”) to acquire from MidCon natural gas compression assets, including 162 compression units with a total horsepower of approximately 110,000, a tract of real property and the facility located thereon, a fleet of vehicles, equipment, inventory and other related property (collectively, the “Midcon Assets”), for approximately $135 million. The purchase price is subject to certain closing and post-closing adjustments under the terms of the Purchase Agreement. The acquisition, which is subject to certain closing conditions, is expected to close in the third quarter of 2014.

EXLP Operating has agreed with Exterran Energy Solutions, L.P. (“EESLP”), a wholly owned subsidiary of Exterran Holdings, Inc., that at the closing of the acquisition, EXLP Operating will direct MidCon to sell to EESLP the MidCon Assets other than the compression units and the associated customer contracts, which are valued at approximately $4.1 million, as may be adjusted.  These assets will be assigned to EESLP pursuant to an assignment agreement (the “Assignment Agreement”) under which EESLP will agree to indemnify us for any losses we incur under the Purchase Agreement relating to the assigned assets, and we will agree to pursue, on behalf and at the request of EESLP, any claim under the Purchase Agreement relating to the assigned assets.

The foregoing summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Item 7.01              Regulation FD Disclosure

On July 14, 2014, we announced that we had entered into the Purchase Agreement.  A copy of the press release is furnished as Exhibit 99.1 hereto.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Forward-Looking Statements

Statements about the consummation of any transaction and all other statements other than historical facts are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside our control, which could cause actual results to differ materially from such statements. Forward-looking statements include, but are not limited to statements regarding the acquisition, our ability to complete the acquisition and the expected timing of the closing thereof; statements related to the Purchase Agreement and the terms thereof; and statements related to the Assignment Agreement and the terms thereof.

While we believe that the assumptions concerning future events are reasonable, we caution that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of our business. Among the factors that could cause results to differ materially from those indicated by forward-looking statements are changes in the capital and financial markets that impact the effect of the contemplated transactions on Exterran Partners, L.P., and the failure of any party to the contemplated transactions to satisfy the conditions to the closing of the transactions.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, and those set forth from time to time in our filings with the Securities and Exchange Commission, which are currently available at www.exterran.com. Except as required by law, we expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events, or otherwise.

Item 9.01              Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated July 11, 2014, between EXLP Operating LLC and MidCon Compression, L.L.C.*

99.1	Press release of Exterran Holdings, Inc. and Exterran Partners, L.P., dated July 14, 2014

*              Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. We undertake to furnish copies of any of the omitted schedules or exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN PARTNERS, L.P.

	By:	Exterran General Partner, L.P., its general partner

	By:	Exterran GP LLC, its general partner

(Registrant)

July 14, 2014	By:	/s/ David S. Miller
David S. Miller
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated July 11, 2014, between EXLP Operating LLC and MidCon Compression, L.L.C.*

99.1	Press release of Exterran Holdings, Inc. and Exterran Partners, L.P., dated July 14, 2014

*              Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. We undertake to furnish copies of any of the omitted schedules or exhibits upon request by the SEC.